UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 19, 2004

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 1-11775

TIMCO AVIATION SERVICES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	65-0665658 (IRS Employer Identification No.)

623 Radar Road
Greensboro, North Carolina 27410
(Address Of Principal Executive Offices)

(336) 668-4410 (x8010)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On November 15, 2004, TIMCO Aviation Services, Inc. issued a press release (the “Press Release”) reporting the Company’s results of operations for the three and nine month periods ended September 30, 2004. A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1.

In its press release, the Company reported certain non-GAAP financial information. The Company believes that the presentation of this non-GAAP financial information narratively in the press release and herewith in tabular format provides a meaningful presentation of certain items in the Company’s results of operations excluding the impact of unusual items that are not expected to reoccur in the foreseeable future. As required by applicable SEC rules, the tabular reconciliation of these items is as follows:

	(in thousands)
	For the three months ended September 30,
	2004	2003
Income from continuing operations	$168	$128
Gain from revised estimate of environmental exposure	—	400
Gain from settlement of disputed utility charges	—	463
Gain from collection of previously disputed accounts receivable	—	925

Adjusted income (loss) from continuing operations as reported in the press release	$168	$(1,660)

	For the nine months ended September 30,
	2004	2003
Loss from continuing operations	$(1,077)	$(2,755)
Gain from settlement of warrant repurchase obligation	209	—
Gain from elimination of environmental exposure	—	264
Gain from termination of sublease commitment	—	300
Gain from extension of third party sublease commitment	—	300
Gain from revision in estimates for workers compensation insurance claims	—	400
Gain from revised estimate of environmental exposure	—	400
Gain from settlement of disputed utility charges	—	463
Gain from collection of previously disputed accounts receivable	—	925
Income tax benefit	—	884

Adjusted loss from continuing operations as reported in the press release	$(1,286)	$(6,691)

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press release issued by TIMCO Aviation Services, Inc. on November 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMCO Aviation Services, Inc.

	By:	/s/ Roy T. Rimmer, Jr.

Chief Executive Officer
(Principal Executive and Financial Officer)

Dated: November 19, 2004

Exhibit Index

Exhibit
Number	Description
99.1	Press Release issued by TIMCO Aviation Services, Inc. on November 15, 2004

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